Calculation of Filing Fee Tables
S-3
EVEREST GROUP, LTD.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Share of Everest Group Ltd.	457(r)				0.0001476
Fees to be Paid	2	Equity	Preferred Shares of Everest Group Ltd.	457(r)				0.0001476
Fees to be Paid	3	Debt	Debt Securities of Everest Group Ltd.	457(r)				0.0001476
Fees to be Paid	4	Other	Depositary Shares of Everest Group Ltd.	457(r)				0.0001476
Fees to be Paid	5	Other	Warrants of Everest Group Ltd.	457(r)				0.0001476
Fees to be Paid	6	Other	Purchase Contracts of Everest Group Ltd.	457(r)				0.0001476
Fees to be Paid	7	Other	Units of Everest Group Ltd.	457(r)				0.0001476
Fees to be Paid	8	Other	Guarantees of Everest Groupd Ltd.	457(r)				0.0001476
Fees to be Paid	9	Other	Debt Securities of Everest Reinsurance Holdings, Inc.	457(r)				0.0001476
Fees to be Paid	10	Other	Depositary Shares of Everest Reinsurance Holdings, Inc.	457(r)				0.0001476
Fees to be Paid	11	Other	Guarantees of Everest Guarantee holdings, Inc.	457(r)				0.0001476
Fees to be Paid	12	Equity	Preferres Securities of Everest Re Capital Trust III	457(r)				0.0001476
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1(a). An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee. 1(b). Includes such presently indeterminate number of common shares as may be issued by Everest Group, Ltd. (a) upon conversion of or exchange for any debt securities or preferred shares that provide for conversion or exchange into common shares, (b) upon exercise of warrants to purchase common shares, (c) pursuant to share purchase contracts or (d) represented by depositary shares. (13) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a "pay-as-you-go" basis.

[2]	(2) See Note 1(a). Includes such presently indeterminate number of preferred shares as may be issued by Everest Group, Ltd. (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred shares, (b) upon exercise of warrants to purchase preferred shares, (c) pursuant to share purchase contracts or (d) represented by depositary shares. (13) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a "pay-as-you-go" basis.

[3]	(3) See Note 1(a). The debt securities issued hereunder may include senior debt securities and subordinated debt securities. (13) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a "pay-as-you-go" basis.

[4]	(4) See Note 1(a). Includes depositary shares evidenced by depositary receipts issuable if the registrant elects to offer fractional interests in shares of common shares or preferred shares of Everest Group, Ltd. or shares of preferred stock of Everest Reinsurance Holdings, Inc. registered hereby. (13) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a "pay-as-you-go" basis.

[5]	(5) See Note 1(a). Warrants may represent rights to purchase common shares, preferred shares, senior debt securities, subordinated debt securities or any combination of such securities registered hereunder. Warrants may be sold separately or with debt securities, preferred shares, common shares or other securities registered hereunder. (13) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a "pay-as-you-go" basis.

[6]	(6) See Note 1(a). Each share purchase unit consists of (a) a share purchase contract under which the holder, upon settlement, will purchase or sell an indeterminate number of common shares or preferred shares and (b) common shares, preferred shares, debt securities, trust preferred securities, other share purchase contracts or debt obligations of third parties securing the holder's obligation to purchase or sell the securities subject to the share purchase contract. (13) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a "pay-as-you-go" basis.

[7]	(7) See Note 1(a). Each unit may consist of one or more of the securities being registered hereunder or debt obligations of third parties, including U.S. Treasury Securities, in any combination. (13) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a "pay-as-you-go" basis.

[8]	(8) The guarantees include the rights of holders of preferred securities under guarantees of Everest Group, Ltd. and Everest Reinsurance Holdings, Inc., a debt securities guarantee of Everest Group, Ltd. and the obligations of Everest Reinsurance Holdings, Inc. under a junior subordinated indenture, any supplemental indentures thereto, the trust agreement, as amended, and the expense agreement to be responsible for specified costs, expenses, debt and liabilities of Everest Re Capital Trust III, all as described in this Registration Statement. (13) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a "pay-as-you-go" basis.

[9]	(9) See Note 1(a). The debt securities issued hereunder may include senior debt securities and subordinated debt securities. (13) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a "pay-as-you-go" basis.

[10]	(10) See Note 1(a). Includes depositary shares evidenced by depositary receipts issuable if the registrant elects to offer fractional interests in common shares or preferred shares of Everest Group, Ltd. or shares of preferred stock of Everest Reinsurance Holdings, Inc. registered hereby. (13) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a "pay-as-you-go" basis.

[11]	(11) See Note 8. (13) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a "pay-as-you-go" basis.

[12]	(12) See Note 1(a). (13) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a "pay-as-you-go" basis.